UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

Porter Holding International, Inc.

(Exact name of Company as specified in its charter)

Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36th Floor, Shenzhen Development Center, #2010, Renmin South Road

Luohu District, Shenzhen, Guangdong, China, 518001

(Address of principal executive offices) (Zip Code)

86-755-22230666

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On March 4, 2019, the board of directors of Porter Holding International, Inc. (the “Company”) decided to dismiss Centurion ZD CPA & Co. (“CZD”, being the successor of Centurion ZD CPA Limited) as its independent registered public accounting firm, effectively immediately.

CZD was engaged as the Company’s independent registered public accounting firm on February 22, 2017. The audit reports of CZD on the Company's financial statements as of and for the years ended December 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports included an explanatory paragraph that described factors that raised substantial doubt about the Company’s ability to continue as a going concern.

During CZD’s term of audit engagement from February 22, 2017 to March 4, 2019, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with CZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CZD, would have caused it to make reference to the subject matter of such disagreements in its audit reports.

During the Company’s two most recent fiscal years, and for the subsequent interim period through March 4, 2019, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in the Company’s internal control over financial reporting. As previously reported, the management of the Company identified following material weaknesses as of December 31, 2017: 1) the Company does not have an audit committee; 2) the Company did not maintain appropriate cash controls; 3) the Company did not implement appropriate information technology controls; 4) the Company did not have appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements; and 5) the Company does not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with its financial reporting requirements.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished CZD with a copy of this Current Report on Form 8-K on March 4, 2019, providing CZD with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of CZD’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

On March 4, 2019, in connection with the dismissal of CZD, upon the approval of its board of directors, the Company engaged Friedman LLP (“Friedman”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2018, and for the subsequent interim period through March 4, 2019, neither the Company nor anyone on its behalf consulted Friedman regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Centurion ZD CPA & Co., dated March 4 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTER HOLDING INTERNATIONAL, INC.

Dated: March 4, 2019	By:	/s/ Zonghua Chen
Zonghua Chen Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Centurion ZD CPA & Co., dated March 4 2019